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                                                                    EXHIBIT 10.1
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                         WESTERN TECHNOLOGY INVESTMENT


August 7, 1997


Mr. John Brintnall
Vice President of Finance & CFO
Integ Incorporated
2800 Patton Road
St. Paul, MN  55113

Re: Loan Agreement Between Integ (Borrower) and Venture Lending & Leasing, Inc. (Lender), Dated March 27, 1996

Dear John:

This letter will outline our understanding with respect to any Loan to be funded by Lender after the date of this letter and during the period of Borrower's redesign of their LifeGuide System. Lender will advance 50% against Equipment submitted by Borrower and approved by Lender up to the date when Borrower issues a press release which indicates that its in-house testing of the LifeGuide System has resulted in performance which should allow the Borrower to initiate within 90 days, human clinical trials, the results of which will be used in the Borrower's 510(k) submission to the FDA. Subsequent to the date of the press release, all future Loans will be made in accordance with the Loan Agreement and the Lender will advance the balance of any Loans that were partially funded during the period covered by this letter.


Sincerely,

/s/  Ronald W. Swenson


Agreed to by Integ, Incorporated:

By:  /s/  John R. Brintnall

Title:  Chief Financial Officer

Date:  August 11, 1997